UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  01/25/2005

UMB FINANCIAL CORP
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-4887

MO	43-0903811
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1010 Grand Blvd, Kansas City, MO 64106
(Address of Principal Executive Offices, Including Zip Code)

(816) 860-7889
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 2.02.    Results of Operations and Financial Condition

On January 25, 2005, UMB Financial Corporation issued a press release announcing its earnings release for the fiscal quarter ending December 31, 2004. A copy of this press release is attached as Exhibit 99.1.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)        Resignation of Directors.

To further UMB Financial Corporation's commitment to best practices in corporate governance, 10 of UMB's directors voluntarily resigned their positions on the Board of Directors effective January 25, 2005. In response, the Board reduced the number of members of the Board from 30 (UMB currently has 28 directors and two vacancies on the Board) to 19 members. In addition, two additional directors, E. Jack Webster, Jr. and Miriam M. Allison, have voluntarily agreed not to stand for re-election at the expiration of their terms on April 26, 2005. In response, the Board reduced the number of members of the Board from 19 to 17 members effective April 26, 2005.

The 10 directors who left the Board are: Paul D. Bartlett, Jr., Peter J. Genovese, William L. Bishop, Newton A. Campbell, C.N. Hoffman III, Thomas E. Beal, William J. McKenna, Tom J. McDaniel, Robert W. Plaster and Alan W. Rolley.

The Board also amended its corporate governance guidelines to provide that, although not mandatory, directors who reach the age of 70 or who are not actively involved in a significant business endeavor would not normally be expected to stand for re-election thereafter.

(d)        Appointment of Director.

On January 25, 2005, UMB announced the appointment of Theodore M. Armstrong as a director of UMB effective January 25, 2005. Mr. Armstrong will also serve on the company's Audit Committee and the Board has designated Mr. Armstrong as the Audit Committee Financial Expert.

Mr. Armstrong served as Senior Vice President and Chief Financial Officer of Angelica Corporation, St. Louis, Missouri, from 1986 until his retirement in February 2004.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 25, 2005 the Board of Directors of UMB Financial Corporation approved three amendments to the Company's bylaws that will be effective immediately. The amendments make the following changes to the bylaws:

1) The power of the Executive Committee to act on behalf of the full Board between meetings of the Board, has been qualified so that it does not apply to acquisitions and dispositions of material portions of the Company's assets, or to changes in the compensation of any Company employee who has been identified as an individual for whom the Compensation Committee has been given exclusive authority to act;

2) The meeting day for the Annual Meeting of Shareholders is changed to the Tuesday preceding the fourth Wednesday each year;

3) The Board Salary and Stock Options Committee has been re-named the Compensation Committee.

Item 9.01.    Financial Statements and Exhibits

99.1 Press release dated as of January 25, 2005 by UMB Financial Corporation reporting financial results for fiscal quarter ended December 31, 2005.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

UMB FINANCIAL CORP

Date: January 25, 2005.	By:	/s/ Peter J. deSilva
Peter J. deSilva
President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release